Exhibit 99.1

For Immediate Release

Contact: Alfred Merriweather

VP, Finance and CFO

650.210.1200

invrel@aclara.com

ACLARA ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

MOUNTAIN VIEW, Calif.—November 5, 2003—ACLARA BioSciences (Nasdaq: ACLA), today reported financial results for the three months ended September 30, 2003.

Third Quarter 2003 Financial Results

Revenue for the three months ended September 30, 2003 was $276,000, compared to revenue for the three months ended September 30, 2002 of $505,000. Revenue for the nine months ended September 30, 2003 was $860,000, compared to $1.8 million in the first nine months of 2002. Prior year revenue reflects discontinued microfluidics-related sources of revenue.

Total operating expenses for the three months ended September 30, 2003 were $5.6 million, a decrease of $7.0 million, or 56%, compared to $12.6 million in the prior year period. Approximately $3.3 million of the $7.0 million reduction in expenses was due to the Company’s cost reduction programs. The remaining $3.7 million of the reduction was due to the elimination of litigation settlement and restructuring expenses in the three months ended September 30, 2003, compared to those incurred in the same period last year. Third quarter 2003 expenses were lower by $415,000 than in the second quarter of 2003.

Reflecting the continued reduction in expenses, net loss for the three months ended September 30, 2003 was $4.9 million, or a loss of $0.14 per share, less than half of the net loss of $11.2 million, or $0.31 per share, in the corresponding prior year period. Net loss for the nine months ended September 30, 2003 was $16.3 million, or $0.46 per share, compared to a net loss of $30.1 million, or $0.84 per share, in the nine months ended September 30, 2002.

Total cash resources, comprising cash and short-term and long-term investments, were $93.2 million at September 30, 2003, a reduction of $3.6 million from the end of the second quarter of 2003.

Business Progress

ACLARA reported that it continued to see a high level of customer interest in the application of eTag assays to the development of individualized medicines. Pharmaceutical and biotechnology companies are increasingly looking for targeted therapies with high efficacy for specific patients, particularly with the new classes of targeted cancer therapeutics. eTag assays can provide unique insights to the existence of certain difficult-to-detect protein states that may facilitate the development of targeted drugs during clinical trials and their prescription in the market, once approved.

Highlights of the Company’s recent progress in developing eTag applications and customer relationships include:

•	The accomplishment of a milestone and receipt of a related milestone payment under the previously announced collaboration with Genentech, Inc. (NYSE:DNA);

•	The execution of an agreement with GlaxoSmithKline (“GSK”) under which GSK will have access to eTag assays for gene expression analysis;

•	The establishment of an agreement with the Tokyo Metropolitan Institute of Medical Science (TMIMS) for the use of eTag assays in gene and protein expression analysis;

•	The issuance of a U.S. patent covering the measurement of cell surface receptors;

•	The launch of an expanded set of eTag™ gene expression assays, which are particularly useful for determining a potential drug’s metabolism and toxicity; and

•	The establishment of a Scientific Advisory Board comprised of leading experts in cancer and immune system disorders.

Conference Call Details

ACLARA will conduct a conference call with the investment community at 5 p.m. Eastern/ 2 p.m. Pacific, today, November 5, 2003 to discuss the third quarter 2003 results, review the company’s progress and provide more specific guidance. Interested parties may participate in the conference call by calling 1-877-375-2162 domestic (international dial: 1-973-582-2737). The call will also be available via live audio broadcast over the Internet on the ACLARA Investor Relations website at www.aclara.com from the Conference Calls link. For those unable to participate on the live call, a 24-hour replay will be available for seven days after the call at www.aclara.com or by calling 1-877-519-4471 (international dial: 1-973-341-3080) and giving the following pass code: 4279563.

About ACLARA

ACLARA BioSciences, Inc. is commercializing its proprietary eTag Assay System for drug discovery research and to support preclinical and clinical development of specific targeted therapies. The eTag Assay System is a high performance, high throughput system for the simultaneous measurement of 10’s to 100’s of genes, proteins, and cell-based antigens across thousands of samples. The eTag platform makes it possible for researchers to measure multiple aspects of a complex biological system, enabling the study of gene expression, protein expression, cell signaling and pathway activation, protein-protein interaction, post-translational modifications and cell receptor binding—all in the same sample and with the same platform. The system uses ACLARA’s proprietary eTag reporters to multiplex the analysis of genes and/or proteins. Specific molecular binding events result in the release of electrophoretically distinct eTag reporters, which are then resolved by standard capillary electrophoresis to provide precise, sensitive quantitation of multiple analytes—directly from cell lysates of cultured or primary cells, as well as fresh and fixed tissue samples. More information on ACLARA can be obtained on the Company’s web site at www.aclara.com.

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for ACLARA from those projected. Those factors include risks and uncertainties relating to the performance of the Company’s products, product development, development and commercialization efforts, successful establishment of and performance under collaborative and commercial agreements, adoption of it’s the Company’s technologies by pharmaceutical and biotechnology companies, the validity and enforceability of patents, the possible infringement of the intellectual property of others, technological approaches of ACLARA and its competitors, and other risk factors identified in the Company’s Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission.

Trademarks

ACLARA BioSciences is a registered trademark and eTag and the ACLARA logo are trademarks of ACLARA BioSciences, Inc.

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~Financial statements to follow~

ACLARA BIOSCIENCES, INC.

(A Development Stage Enterprise)

CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues	$276	$505	$860	$1,768

Costs and Operating expenses:
Research and development	3,847	5,516	12,264	18,576
Selling, general and administrative	1,714	3,318	6,122	9,229
Litigation settlement	—	396	—	3,740
Restructuring	—	3,327	—	3,327

Total costs and operating expenses	5,561	12,557	18,386	34,872

Loss from operations	(5,285)	(12,052)	(17,526)	(33,104)
Interest income, net	364	860	1,234	2,966

Net loss	$(4,921)	$(11,192)	$(16,292)	$(30,138)

Net loss per common share, basic and diluted	$(0.14)	$(0.31)	$(0.46)	$(0.84)

Weighted average shares used in net loss per common share calculation, basic and diluted	35,681	36,148	35,564	36,020

ACLARA BIOSCIENCES, INC.

(A Development Stage Enterprise)

CONDENSED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short term investments	$67,050	$50,848
Restricted cash	—	34,125
Accounts receivable	302	469
Prepaid expenses and other current assets	557	422
Inventories	2,767	2,780

Total current assets	70,676	88,644
Long-term marketable investments	26,105	21,612
Property and equipment, net	6,153	7,098
Other assets, net	1,404	1,564

Total assets	$104,338	$118,918

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$623	$689
Accrued payroll and related expenses	1,099	1,023
Accrued expenses and other current liabilities	2,902	1,357
Deferred revenue	206	104
Restructuring	—	501
Current portion of loans payable	196	202

Total current liabilities	5,026	3,876

Loans payable, net of current portion	399	542
Deferred rent	459	414

Total liabilities	5,884	4,832

Stockholders’ equity:
Common stock, $0.001 par value:
Authorized 150,000,000 shares; Issued and outstanding:
35,723,494 shares at September 30, 2003 and 35,391,018 shares at December 31, 2002	36	36
Treasury stock at cost (900,000 shares at September 30, 2003 and at December 31, 2002)	(1,350)	(1,350)
Additional paid-in capital	259,110	258,798
Deferred stock-based compensation	(108)	(627)
Accumulated other comprehensive income	126	297
Deficit accumulated during development stage	(159,360)	(143,068)

Total stockholders’ equity	98,454	114,086

Total liabilities and stockholders’ equity	$104,338	$118,918